INDEX TO EXHIBITS

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTHBRIDGE, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	06-1538201 (I.R.S. Employer Identification No.)

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2
(Address of principal executive offices)

The 2004 Benefit Plan of Healthbridge, Inc.
(Full title of the plan)

Lawyers Aid Service
408 West 17th Street, Suite 101, Austin, Texas 78701
(Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (512) 474-2002

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amounts to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,000,000	$0.18	$180,000	$22.81

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based on the average bid and asked price of the registrant's common stock as of May 24, 2004 a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The 2004 Benefit Plan of Healthbridge, Inc.
Cross-Reference Sheet Pursuant to Rule 404(a)

Cross-reference between items of Part I of Form S-8 and the Section 10(a) prospectus that will be delivered to each employee, consultant, or director who participates in the 2004 Benefit Plan of Healthbridge, Inc.

Registration Statement Item Numbers and Headings		Prospectus Heading
1.	2004 Benefit Plan Information	Section 10(a) Prospectus
2.	Registrant Information and Employee Plan Annual Information	Section 10(a) Prospectus

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Healthbridge, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2003.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities

The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form 10-SB12G/A filed with the Commission on August 18, 2000, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

No expert is named as preparing or certifying all or part of the Registration Statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

The Texas Business Corporation Act permits a Texas corporation to indemnify who was, is or is threatened to be made a named defendant or respondent in any given proceeding because the person is or was a director only if it is determined that the director conducted himself or herself in good faith and reasonably believed that his or her conduct was in the best interests of the corporation, or if in connection with a criminal proceeding, had no reason to believe that his or her conduct was unlawful. However directors are only entitled to reasonable expenses if found liable for improperly receiving benefit from the corporation while acting in an official capacity, and not entitled to any form of indemnification for willful or intentional misconduct in the performance of his or her duties for the corporation.

The Company's Articles of Incorporation indemnify its directors and officers against reasonable costs and expenses incurred by such persons in connection with any action, suit, or proceeding to which he or she may be made a party by reason of their being or having been such director or officer, except in relation to any actions, suits, or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office, or in the event of a settlement, each director and officer may be indemnified by the Company against payments made, including reasonable costs and expenses.

The Company has not entered into individual indemnity agreements with its officers or directors.

Item 7. Exemption from Registration Claimed

No restricted securities are being re-offered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 5.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) To treat, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"),each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 24, 2004.

Healthbridge, Inc.

By: /s/ Nora Coccaro
Nora Coccaro, Chief Executive Officer, Chief Financial Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nora Coccaro with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacity and on the date indicated.

Signature	Title	Date
/s/ Nora Coccaro Nora Coccaro	Director	May 24, 2004
/s/ Markus Mueller Markus Mueller	Director	May 24, 2004